Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NXT-ID, INC.", CHANGING ITS NAME FROM "NXT-ID, INC." TO "LOGICMARK, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2022, AT 4:05 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2022 AT 5 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5106921 8100
SR# 20220787321

Authentication: 202784753
Date: 02-28-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:05 PM 02/28/2022 FILED 04:05 PM 02/28/2022 SR 20220787321 - File Number 5106921

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NXT-ID, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Nxt-ID, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Nxt-ID, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), last amended by the certificate of amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 15, 2021.

THIRD: Article First of the Certificate of Incorporation is stricken in its entirely and is hereby amended and restated to read as follows:

“The name of the Corporation is LogicMark, Inc.”

FOURTH: This Certificate of Amendment and the change of name of the Corporation contemplated herein shall become effective at 5:00 P.M., Eastern Time, on February 28, 2022.

All other provisions of the Certificate of Incorporation shall remain in full force and effect.

This Certificate of Amendment has been duly adopted and approved in accordance with the provisions of Section 242 of the DGCL by the directors of the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 28th day of February, 2022.

NXT-ID, INC.

By:	/s/ Chia-Lin Simmons
Name:	Chia-Lin Simmons
Title:	Chief Executive Officer

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